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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):    November 20, 2000
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                               Fifth Third Bancorp
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             (Exact name of registrant as specified in its charter)


            Ohio                  000-08076                      31-0854434
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(State or other jurisdiction     (Commission                   (IRS Employer
      of incorporation)          File Number)                Identification No.)

                Fifth Third Center, Cincinnati, Ohio      45263
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              (Address of principal executive offices)  (Zip Code)





Registrant's telephone number, including area code: (513) 579-5300
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                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5. Other Events.

         On November 20, 2000, Old Kent Financial Corporation and Fifth Third entered into an Agreement and Plan of Merger, pursuant to which Old Kent will be merged with and into Fifth Third.

         As a result of the merger, each issued and outstanding share of Old Kent common stock (excluding treasury and certain other shares), together with the preferred stock purchase rights attached thereto, will be converted into
0.74 of a share of Fifth Third common stock. Cash will be paid for any fractional share of Fifth Third common stock to which any holder of Old Kent common stock would be entitled pursuant to the merger in lieu of such fractional share. This exchange ratio is subject to change if, prior to the effective time of the merger the outstanding shares of Fifth Third common stock or Old Kent common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. In this case, an appropriate and proportionate adjustment shall be made to the exchange ratio.

         Each share of Old Kent series D perpetual preferred stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of perpetual preferred stock of Fifth Third designated as Fifth Third series D perpetual preferred stock. The terms of the Fifth Third series D perpetual preferred stock shall be substantially identical to the terms of the Old Kent series D perpetual preferred stock, except for such changes as may be required to give effect to the adjustment required by Section D.5.3.E. of the certificate of designations, preferences and rights relating thereto in respect of the merger. Each share of Old Kent series E perpetual preferred stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of perpetual preferred stock of Fifth Third designated as Fifth Third series E perpetual preferred stock. The terms of the Fifth Third series E perpetual preferred stock shall be substantially identical to the terms of the Old Kent series E perpetual preferred stock.

         Consummation of the merger will result in the Old Kent common stock ceasing to be listed on the New York Stock Exchange and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

         The merger is expected to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code and to be accounted for as a pooling-of-interests. The merger is subject to approval by the shareholders of Old Kent, approval by the shareholders of Fifth Third, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and
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Plan of Merger. The Agreement and Plan of Merger is included as Exhibit 2.1 hereto and is hereby incorporated herein by reference.

         As a condition and inducement to Fifth Third's entering into the Agreement and Plan of Merger, Old Kent entered into a Stock Option Agreement with Fifth Third. Pursuant to the Stock Option Agreement, Old Kent has granted to Fifth Third an option to purchase up to 19.9% of Old Kent's outstanding common stock at a price of $25.00 per share, exercisable only upon the occurrence of certain events. Both the number of shares subject to the option and the exercise price therefor are subject to adjustment as provided in the Stock Option Agreement. The Stock Option Agreement is included as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

         Pursuant to the Agreement and Plan of Merger, upon consummation of the merger, the articles of incorporation of Fifth Third shall be the articles of incorporation of the surviving corporation, and the code of regulations of Fifth Third shall be the code of regulations of the surviving corporation, until each is amended in accordance with law. Additionally, in the Agreement and Plan of Merger, Fifth Third has agreed: (1) to take all steps reasonably required to appoint three Directors of Old Kent as Directors of Fifth Third, and (2) to extend offers to all individuals who are members of the Board of Directors of Old Kent immediately prior to the effective time of the merger to become members of the Board of Directors of Fifth Third's principal bank located in Michigan (or any successor thereto) immediately after the effective time of the merger.

         The Agreement and Plan of Merger may be terminated by either Fifth Third or Old Kent if the merger has not been consummated by November 20, 2001, unless the failure of the consummation to occur by such date shall be due to the failure of the party seeking to terminate the Agreement and Plan of Merger to perform or observe the covenants and agreements of such party set forth therein.

         The preceding summary of certain provisions of the Agreement and Plan of Merger and the Stock Option Agreement, copies of which are filed as exhibits hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreements.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

         This document contains or may contain forward- looking statements about Fifth Third Bancorp, Old Kent Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third and/or the combined company. These forward- looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward- looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either
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national or in the states in which Fifth Third and Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Old Kent are engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the SEC. These documents are available free of charge at the SEC's website at http://www.sec.gov and/or from Fifth Third or Old Kent.

Item 7. Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

                  N/A

         (b)      Pro forma financial information.

                  N/A

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated as of November 20, 2000 by and between Fifth Third Bancorp and Old Kent Financial Corporation (omitting schedules and exhibits).

         4.1 Stock Option Agreement dated as of November 20, 2000 by and between Old Kent Financial Corporation, as Issuer, and Fifth Third Bancorp, as Grantee.

         99.1     Press Release dated November 20, 2000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2000

                             FIFTH THIRD BANCORP



                             By:    /s/ Paul L. Reynolds
                                    ------------------------------------------
                                    Paul L. Reynolds, Executive Vice President
                                    and Assistant Secretary